Exhibit 99.1

Investor Relations Contact:

investor-relations@albertsons.com

Albertsons Companies Announces Special Dividend in Connection with

Signing of Merger Agreement

October 14, 2022 - Boise, ID - Albertsons Companies, Inc. (NYSE: ACI) (the “Company”) today announced its Board of Directors has declared a special cash dividend of $6.85 per share of Class A common stock (the “Special Dividend”). The Special Dividend is payable on November 7, 2022, to stockholders of record as of the close of business on October 24, 2022. The Special Dividend has been declared in connection with the Company entering into an Agreement and Plan of Merger, dated October 13, 2022 by and among the Company, The Kroger Co. and Kettle Merger Sub, Inc. (the “Merger Agreement”). Details regarding the Merger Agreement and the transactions contemplated by the Merger Agreement can be found in the combined press release issued by the Company and The Kroger Co. on October 14, 2022.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of June 18, 2022, the Company operated 2,273 retail food and drug stores with 1,720 pharmacies, 402 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 34 states and the District of Columbia with 24 banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw’s, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci’s Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2021, along with the Albertsons Companies Foundation, the Company contributed nearly $200 million in food and financial support, including approximately $40 million through our Nourishing Neighbors Program to ensure those living in our communities have enough to eat.

Important Notice Regarding Forward-Looking Statements

This press release contains certain forward-looking statements. Statements that are not historical facts, including statements regarding the Company’s expectations, perspectives and projected financial performance, are forward looking statements. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions, when related to the Company and its subsidiaries, indicate forward-looking statements. The forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties. The Company cautions that actual results could differ materially from the expectations described in the forward-looking statements. These risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those related to the COVID-19 pandemic, about which there are still many unknowns, including the duration of the pandemic and the extent of its impact. The Company also cautions that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes. Certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are described in the “Risk Factors” section or other sections in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2022, and in reports subsequently filed with the SEC and available at the SEC’s website at www.sec.gov.

Additional Information and Where to Find It

The Company will prepare an information statement on Schedule 14C for its stockholders with respect to the approval of the transaction referenced herein. When completed, the information statement will be mailed to the Company’s stockholders. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at https://www.albertsonscompanies.com/investors/overview/.